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                                                                     Exhibit 4.4


                                                               EXECUTION VERSION


                          SECOND SUPPLEMENTAL INDENTURE

      SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 30, 2005, among ANR Holdings, LLC, a Delaware limited liability company ("ANR Holdings"), Alpha NR Holding, Inc., a Delaware corporation ("Alpha NR Holding"), and Alpha NR Ventures, Inc., a Delaware corporation ("Alpha NR Ventures" and, together with ANR Holdings and Alpha NR Holding, the "Parent Guarantors"), Alpha Natural Resources, LLC, a Delaware limited liability company (the "Company"), Alpha Natural Resources Capital Corp., a Delaware corporation ("Alpha Capital" and, together with the Company, the "Issuers"), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 18, 2004 providing for the issuance of 10% Senior Notes due 2012 (the "Notes");

      WHEREAS, in order to simplify the financial reporting requirements of the Company pursuant to the Securities Exchange Act of 1934, as amended, and take advantage of Rule 3-10 under Regulation S-X of the Rules and Regulations of the Securities and Exchange Commission, each of the Parent Guarantors desires to fully and unconditionally, jointly and severally, guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Parent Guarantee"); and

      WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      Section 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      Section 2.    AGREEMENT TO GUARANTEE.

      (a) Subject to the provisions of this Supplemental Indenture, each of the Parent Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this Supplemental Indenture, the Notes or the obligations of the Issuers thereunder, that:

            (1) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

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            (2)   in case of any extension of time of payment or renewal of any
      Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent Guarantors (together with the Guarantors) will be jointly and severally obligated to pay the same immediately. Each Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      (b) The Parent Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that their Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to the provisions of Section 4.

      (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Parent Guarantors, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuers, the Parent Guarantors or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

      (d) Each Parent Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Parent Guarantor further agrees that, as between the Parent Guarantors and the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (2) in the event of any declaration of acceleration of such obligations as provided in
Article 6 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Parent Guarantors for the purpose of the Parent Guarantee and the Guarantors for purposes of the Note Guarantee. The Parent Guarantors will have the right to seek contribution from any non-paying Guarantor or Parent Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee or the Parent Guarantee, as applicable.

      Section 3.    LIMITATION ON LIABILITY OF PARENT GUARANTORS.

      Each Parent Guarantor, and by its acceptance of the Parent Guarantees, each Holder, hereby confirms that it is the intention of all such parties that the Parent Guarantee of such Parent Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Parent Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, the Parent Guarantors and the Guarantors hereby irrevocably agree that the obligations of such Parent Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Parent Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Parent Guarantor or any Guarantor in respect of the obligations of such Parent Guarantor under this Supplemental Indenture, result

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in the obligations of such Parent Guarantor under its Parent Guarantee not constituting a fraudulent transfer or conveyance.

      Section 4. RELEASE OF PARENT GUARANTEE. The Parent Guarantee of a Parent Guarantor shall be released, and the obligations of such Parent Guarantor under the Parent Guarantee, the Indenture and this Supplemental Indenture shall be discharged, upon the occurrence of any of the following events:

      (a) the sale or other disposition of all of the assets of any Parent Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Parent Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company, another Parent Guarantor or a Guarantor;

      (b) Legal Defeasance in accordance with Article 8 of the Indenture or satisfaction and discharge of the Indenture in accordance with Article 11 of the Indenture;

      (c) release of such Parent Guarantor's guarantee under the Credit Agreement; or

      (d) upon thirty days prior written notice (the "Release Notice") to the Trustee that such Parent Guarantor is no longer able or willing to provide the Parent Guarantee; provided, however, that the Parent Guarantee of a Parent Guarantor shall not be released pursuant to this clause (d) if a demand for payment pursuant to the terms of such Parent Guarantee and this Supplemental Indenture was made by the Holders of Notes or the Trustee on their behalf prior to the delivery of the Release Notice to the Trustee, and such demand has not been satisfied or waived.

      Section 5. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of any Parent Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor or Parent Guarantor under the Notes, any Note Guarantees or Parent Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note and the related Guarantee and Parent Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      Section 5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      Section 6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Parent Guarantors and the Issuers.


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      Section 9.    NOT SUBJECT TO INDENTURE COVENANTS. The Parent Guarantors
are not and, their execution of the Parent Guarantee and this Supplemental Indenture shall not cause them to become, "Guarantors" under the Indenture, and the Parent Guarantors shall not be subject to the covenants contained in the Indenture, including without limitation the restrictive covenants contained in Articles 4 and 5 of the Indenture.

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                         PARENT GUARANTORS:

                                         ALPHA NR HOLDING, INC.


                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President

                                         ALPHA NR VENTURES, INC.


                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President

                                         ANR HOLDINGS, LLC

                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President

                                         CO-ISSUERS:

                                         ALPHA NATURAL RESOURCES, LLC
                                         ALPHA NATURAL RESOURCES CAPITAL CORP.


                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President


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                                         GUARANTORS:

                                         ALPHA LAND AND RESERVES, LLC

                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title: President

                                         ALPHA COAL SALES CO., LLC
                                         ALPHA NATURAL RESOURCES SERVICES, LLC
                                         ALPHA TERMINAL COMPANY, LLC
                                         AMFIRE, LLC
                                         AMFIRE HOLDINGS, INC.
                                         AMFIRE MINING COMPANY, LLC
                                         AMFIRE WV, L.P.
                                         BLACK DOG COAL CORP.
                                         BROOKS RUN MINING COMPANY, LLC
                                         DICKENSON-RUSSELL COAL COMPANY, LLC
                                         ENTERPRISE MINING COMPANY, LLC
                                         ESPERANZA COAL CO., LLC
                                         GALLUP TRANSPORTATION
                                          AND TRANSLOADING COMPANY, LLC
                                         HERNDON PROCESSING COMPANY, LLC
                                         KEPLER PROCESSING COMPANY, LLC
                                         KINGWOOD MINING COMPANY, LLC
                                         LITWAR PROCESSING COMPANY, LLC
                                         MAXXIM REBUILD CO., LLC
                                         MAXXIM SHARED SERVICES, LLC
                                         MAXXUM CARBON RESOURCES, LLC
                                         MCDOWELL-WYOMING COAL COMPANY, LLC
                                         NATIONAL KING COAL LLC
                                         PARAMONT COAL COMPANY VIRGINIA, LLC
                                         RIVERSIDE ENERGY COMPANY, LLC
                                         SOLOMONS MINING COMPANY

                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President

                                         TRUSTEE:

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as Trustee

                                         By:  /s/ Joseph P. O'Donnell
                                              -------------------------------
                                               Authorized Signatory


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